UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AXT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AXT, INC.

ADDITIONAL INFORMATION REGARDING

THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2020

The date of this Amendment and Supplement is May 11, 2020.

The following information notifying stockholders of AXT, Inc. (the “Company”) of a change in meeting location relates to the Company’s proxy statement (the “Proxy Statement”), filed on April 7, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 21, 2020 at 11:00 a.m. Pacific Daylight Time. This information is being filed with the Securities and Exchange Commission and is being made available to stockholders on May 11, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE IN LOCATION OF THE ANNUAL MEETING

Due to the public health impact of the coronavirus or COVID-19 outbreak and to support the health and well-being of our employees, stockholders and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting has changed from an in-person meeting to a telephonic meeting and participants will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on May 21, 2020 at 11:00 a.m. Pacific Daylight Time. We expect our use of a telephonic meeting format to be a one-time occurrence, effective only for 2020 due to COVID-19 pandemic-related extenuating circumstances. Details on how to participate will be available on our website at http://www.axt.com located under the “Investors” section.

The Company does not plan to provide a business update or host a Q&A session as part of the Annual Meeting. Investors who would like to discuss the Company’s business or have questions answered are encouraged to contact AXT investor relations at (650) 312-9060.

Instructions to access the telephonic Annual Meeting are provided below and, once admitted, stockholders may vote their shares by following the instructions that will be made available during the Annual Meeting. To vote their shares, stockholders must provide their 16-digit identification number included in their proxy materials that were previously distributed.

During the 10-day period immediately prior to the date of the Annual Meeting, the list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting upon request by contacting AXT investor relations at (650) 312-9060. Stockholders submitting any such request must include their 16-digit identification number in such request. In addition, during the Annual Meeting, the list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder of record who attends the Annual Meeting upon request by contacting the operator.

As described in the proxy materials that were previously distributed, stockholders of record at the close of business on March 24, 2020 are entitled to vote at the Annual Meeting.

Access Instructions for the Telephonic Annual Meeting

To be admitted to the telephonic Annual Meeting, the telephone conference call can be accessed at (844) 892-6598 (passcode 3968077) and stockholders must provide their 16-digit identification number. Telephone access to the Annual Meeting will open on May 21, 2020 at 10:45 a.m. Pacific Daylight Time.

It is important that you read the proxy materials that were previously distributed, which are incorporated herein by reference, and we strongly encourage you to vote by proxy in advance of the Annual Meeting, even if you are planning to attend the Annual Meeting. The proxy card or voting instruction card included with the previously distributed proxy materials will not be revised to reflect this announcement and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already submitted a proxy, you do not need to take any further voting action because of this announcement.

You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy by telephone, over the Internet or by submitting a properly signed proxy card bearing a later date (which automatically revokes the earlier proxy). You may also revoke your proxy by providing a written notice of revocation to the Company’s Corporate Secretary at AXT, Inc., Attn: Corporate Secretary, 4281 Technology Drive, Fremont, California 94538 prior to your shares being voted or by attending the Annual Meeting and voting during the Annual Meeting. Attendance at the Annual Meeting without any other action will not cause your previously granted proxy to be revoked. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting during the Annual Meeting.

By Order of the Board of Directors,

Gary L. Fischer

Chief Financial Officer

and Corporate Secretary

Fremont, California

May 11, 2020

The telephonic Annual Meeting on May 21, 2020 at 11:00 a.m. Pacific Daylight Time will be accessible at (844) 892-6598 (passcode 3968077).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The proxy materials, including the Proxy Statement, proxy card or voting instruction card and our 2019 Annual Report, are available at http://www.proxyvote.com and on our website at http://www.axt.com located under the “Investors” section. The contents of our investor relations website are not incorporated by reference into this Schedule 14A or in any other report or document we file with the Securities and Exchange Commission (the “SEC”). You may also access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.

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